SECURITIES AND EXCHANGE COMMISSION

Washington,  DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 31, 1994

Premier Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia			000-15729		54-13377250
State or other		(commission		(IRS Employer)
  jurisdiction of 		   File Number)		Identification No.)
incorporation)

29 College Drive,  P O Box 1199
Bluefield, Virginia  24605-1199
(Address of principal executive offices)

Registrant's telephone number, including area code:
(703) 322-2242

201 West Main Street, P O Box 928
Tazewell, Virginia  24651
(Former name or former address, if changed since last report)




CURRENT REPORT ON FORM 8-K


Item 2.  	Acquisition of Assets.

Pursuant to share exchange under Virginia law, Premier Bankshares Corporation ("Premier") acquired Dickenson-Buchanan Bank, Haysi, Virginia (now Premier Bank-North), in exchange for approximately 582,700 shares (depending on fractional shares) of Premier common stock. The amount of consideration was negotiated between the parties based upon asset value, earnings, growth potential and similar factors.

Item 7.	Financial Statements and Exhibits.

  (a) The financial statements of the acquired entity, and related auditor's report, have been previously filed as part of Premier's Registration Statement on Form S-4 (Registration No. 33-84354), and accordingly are not inclueded herewith.

		(b)    Pro Forma Information.

         It is not practicable to furnish pro-forma information herewith. Any required information will be filed no later than March 10, 1995.

   (c)   Exhibits. *

		         2(a) Agreement and Plan of Reorganization
		         2(b) Plan of  Merger and Share Exchange

*Exhibits 2(a) and 2(b) have been previously filed as part of Premier's Registration Statement of Form S-4 (Registration No. 33-84354), and accordingly are not included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its vehalf by the undersigned hereunto duly authorized.

PREMIER BANKSHARES CORPORATION


Date: January 11, 1995   By:/s/ James R. Wheeling
                      			   James R. Wheeling, President and CEO